SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of Earliest Event Reported):
                        July 25, 2002 (July 25, 2002)

                      ENDO PHARMACEUTICALS HOLDINGS INC.

            (Exact name of registrant as specified in its charter)


    DELAWARE                   39040                          13-4022871

(State or other       (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification No.)
incorporation)


100 Painters Drive
Chadds Ford, Pennsylvania                                  19317
(Address of principal executive offices)                 (Zip Code)


                                (610) 558-9800

             (Registrant's telephone number, including area code)


                                      N/A

         (Former name or former address, if changed since last report)



Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired.

                  Not applicable.

(b)      Pro Forma Financial Information.

                  Not applicable.

(c)      Exhibits.

Exhibit Number             Description

       99.1                Press Release of Endo Pharmaceuticals Holdings Inc.
                           dated July 25, 2002


Item 9.  Regulation FD Disclosure.

         On July 25, 2002, the Registrant issued a press release, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                          ENDO PHARMACEUTICALS HOLDINGS INC.
                                    (Registrant)


                          By:   /s/ CAROL A. AMMON
                                Name:  Carol A. Ammon
                                Title: President & Chief Executive Officer





Dated:  July 25, 2002










                               INDEX TO EXHIBITS

Exhibit No.       Description

       99.1 Press Release of Endo Pharmaceuticals Holdings Inc. dated July 25, 2002




                                                               Exhibit 99.1


[ENDO LOGO]





For Immediate Release           CONTACTS:
                                Bill Newbould
                                Endo Pharmaceuticals
                                (610) 558-9800

                                Jeremy Fielding/Jon Morgan
                                Kekst & Company
                                (212) 521-4800


          Endo Pharmaceuticals Reports Strong Second Quarter Results
           - Continued Growth of Lead Products Drives Performance -
                       - Company Raises 2002 Guidance -

CHADDS FORD, Pa., July 25, 2002 -- Endo Pharmaceuticals Holdings Inc. (Nasdaq:
ENDP; ENDPW), a market leader in pain management, today reported its financial results for the second quarter and six months ended June 30, 2002.

Net sales grew by 59% to $107.9 million in the second quarter of 2002 compared with $67.9 million for the same period in 2001. For the quarter, net income rose to $22.0 million, or $0.22 per diluted share, in 2002 versus $2.7 million, or $0.03 per diluted share, in the year-ago second quarter. On a pro forma basis, excluding the amortization of goodwill and workforce-in-place to reflect new accounting standards adopted on January 1, 2002, net income in the second quarter of 2001 was $9.6 million, or $0.11 per diluted share. Consolidated EBITDA for the three months ended June 30, 2002 rose 70% to $45.1 million from $26.6 million in the comparable period a year ago.

"These outstanding top- and bottom-line results continue to be driven by the strong growth of our core product line, reflecting our leadership position in pain management," said Carol A. Ammon, chairman and chief executive officer. She noted that sales of Percocet(R) have continued to accelerate following the successful introduction of two new strengths in November 2001. Also showing excellent growth during the quarter were Lidoderm(R), the first FDA-approved product for the treatment of pain associated with post-herpetic neuralgia, and Endo's generic extended-release morphine sulfate product. "As a result of this performance, combined with our continued confidence in the underlying strength of our business, we are raising our previous guidance for 2002 net sales from $300 million to $350 million, and for consolidated EBITDA from $100 million to $125 million. Of course, there can be no assurance of the company achieving these numbers," Ammon said.

Year-to-Date Results

For the six months, net sales were $174.9 million in 2002, up 63% from $107.2 million in 2001. Net income was $27.4 million, or $0.27 per diluted share, versus a net loss of $11.5 million, or $0.13 per diluted share, in the first half of 2001. On a pro forma basis, excluding the amortization of goodwill and workforce-in-place to reflect new accounting standards adopted on January 1, 2002, the six-month results in 2001 reflect net income of $8.0 million, or $0.09 per diluted share. Consolidated EBITDA of $60.9 million for the first half of 2002 was nearly double the $31.2 million reported in the same period of 2001.

Supplemental Financial Information

The following table presents a reconciliation of operating income as determined by GAAP to consolidated EBITDA the three months ended June 30, 2002 and June 30, 2001:

                                                      (Unaudited)
                                                   Three Months Ended
                                                        June 30,
                                               2002                  2001
                                               ----                  ----
                                                     (in thousands)
  GAAP operating income                         $36,702               $6,659
   Depreciation and amortization                    691               12,377
   Non-cash manufacturing charges                 6,384                7,554
   Non-recurring manufacturing transfer costs     1,301                    -
                                                -------              -------
   Consolidated EBITDA                          $45,078              $26,590
                                                =======              =======


The following table presents a reconciliation of operating income as determined by GAAP to consolidated EBITDA the six months ended June 30, 2002 and June 30, 2001:



                                                         (Unaudited)
                                                       Six Months Ended
                                                           June 30,
                                                  2002                  2001
                                                  ----                  ----
                                                        (in thousands)
  GAAP operating income (loss)                 $47,073             $(4,071)
   Depreciation and amortization                 1,476               24,776
   Non-cash manufacturing charges               11,081               10,471
   Non-recurring manufacturing transfer costs    1,301                    -
                                               -------              -------
   Consolidated EBITDA                         $60,931              $31,176
                                               =======              =======


Product Review

Percocet(R). Sales of Percocet(R) were $40.6 million for the three months ended June 30, 2002, a gain of 12% from $36.2 million in the same period of 2001. For the first half, sales were $64.1 million in 2002 versus $56.4 million in 2001, a 14% increase. "Driving this growth was the continued success of Percocet's(R) most recent formulations, 7.5/325 and 10/325, which provide effective pain management at a reduced dose of acetaminophen," Ammon noted.

Lidoderm(R). For the second quarter of 2002, sales of Lidoderm(R) grew to $25.8 million from $7.0 million in the 2001 second quarter, and rose to $35.8 million for the six months in 2002 versus $10.7 million in the same period a year ago. "Lidoderm continues to grow at an impressive rate, reflecting broad market acceptance of the product's clinical utility," said Ammon.

Other branded products. Combined sales of all other branded products were $4.3 million and $9.6 million for the quarter and six months in 2002 compared with $3.6 million and $8.6 million in the respective periods of 2001.

Generic products. Led by growth in morphine sulfate extended-release tablets and Endocet(R), sales from generic products rose to $37.2 million in the second quarter, up 77% from $21.0 million in the year-ago quarter, and increased to $65.4 million for the first six months, a 107% increase from $31.6 million in the first half of 2001.

As previously announced, Endo has exercised its option to convert its specialty sales force to Endo employees from the contract sales organization Ventiv Health US Sales Inc., effective July 1, 2002. "Based on the success of Lidoderm(R) and our new strengths of Percocet(R), we've strengthened our internal sales capabilities, bringing in-house 70 representatives and seven district managers from the Ventiv sales force," Ammon said. For the remainder of its sales force, which is composed of 160 pharmaceutical sales representatives as well as their management, Endo continues to contract with Ventiv.

Note to Investors

Endo will conduct a conference call with financial analysts to discuss this news release today at 11:00 a.m. EDT. Investors and other interested parties may access the conference call by dialing (800) 474-8920 (domestic) or (719) 457-2727 (international). Please dial in 10 minutes prior to the scheduled start time. A replay of the call will be available from July 25, 2002 at 2:00 p.m. by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international), passcode 795907, and will run until 12:00 a.m. on August 1, 2002.

A simultaneous webcast of the call for interested investors and others may be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until August 4, 2002. The replay can be accessed by clicking on "Events" in the Investor Relations section of the company's web site.

About Endo

Endo Pharmaceuticals is a fully integrated specialty pharmaceutical company with market leadership in pain management products. The company researches, develops, produces and markets a broad product offering of both branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information about the company, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.


Forward Looking Statements

This press release contains forward-looking statements, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management's beliefs and assumptions, current expectations, estimates and projections. Statements that are not historical facts, including statements which are preceded by, followed by, or that include, the words "believes," "anticipates," "plans," "expects" or similar expressions and statements. Endo's estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Endo's current perspective on existing trends and information. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. The reader should not rely on any forward-looking statement. The Company undertakes no obligations to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of the Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Important factors that may affect future results include, but are not limited to: market acceptance of the Company's products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company's product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of new products; the difficulty of predicting FDA approvals; risks with respect to technology and product development; the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 9, 2000, as amended. Readers should evaluate any statement in light of these important factors.


                               (Tables Attached)




The following table presents Endo's unaudited net sales for the three months and six months ended June 30, 2002 and June 30, 2001:

                                                        Endo Pharmaceuticals Holdings Inc.
                                                            Net Sales (unaudited)
                                                                (in thousands)



                                                   Three Months Ended                            Six Months Ended
                                                        June 30,                                     June 30,
                                                        --------                                     --------
                                          2002                   2001                   2002                  2001
                                          ----                   ----                   ----                  ----


         Percocet(R)                     $40,610                $36,242              $64,078                $56,401
         Lidoderm(R)                                              7,022               35,836                 10,665
                                          25,834
         Other Brands                      4,295                  3,589                9,621                  8,591
                                         -------                  -----             --------                -------
      Total Brands                       $70,739                $46,853             $109,535                $75,657
      Total Generics                     $37,163                $21,004              $65,393                $31,582
                                        --------               --------             --------               --------
         Total Net Sales                $107,902                $67,857             $174,928               $107,239
                                        ========               ========             ========               ========




The following table presents Endo's consolidated statements of operations for the three months and six months ended June 30, 2002 and June 30, 2001:

                                                      Endo Pharmaceuticals Holdings Inc.
                                              Consolidated Statements of Operations (unaudited)
                                                    (in thousands, except per share data)

                                                                             Three Months Ended                 Six Months Ended
                                                                                  June 30,                          June 30,
                                                                 2002              2001             2002              2001
                                                                 ----              ----             ----              ----
    NET SALES                                                  $107,902           $67,857          $174,928          $107,239
    COST OF SALES                                                27,805            21,032            46,696            33,681
                                                               --------           -------          --------          --------
    GROSS PROFIT                                                 80,097            46,825           128,232            73,558
    COSTS AND EXPENSES:
     Selling, general and administrative                         27,562            19,453            51,145            35,343

     Research and development                                    15,142             8,336            28,538            17,510

     Depreciation and amortization                                  691            12,377             1,476            24,776
                                                               --------           -------          --------          --------

    OPERATING INCOME (LOSS)                                      36,702             6,659            47,073            (4,071)
    INTEREST EXPENSE, Net                                         1,649             2,903             3,271             6,443
                                                               --------           -------          --------          --------

    INCOME (LOSS) BEFORE INCOME TAX                              35,053             3,756            43,802           (10,514)
                                                               --------           -------          --------          --------
    INCOME TAX                                                   13,052             1,025            16,425               993
                                                               --------           -------          --------          --------
    NET INCOME (LOSS)                                           $22,001            $2,731           $27,377          $(11,507)
                                                               ========            ======           =======         =========

    NET INCOME (LOSS) PER SHARE:

    Basic                                                          $.22              $.03             $ .27           $  (.13)
    Diluted                                                        $.22              $.03             $ .27           $  (.13)

    NET INCOME
      Pro Forma to Exclude Amortization of Goodwill
      and Workforce-in-Place                                    $22,001            $9,554           $27,377            $7,982
                                                                =======            ======           =======           ======

    NET INCOME PER SHARE
    Pro Forma to Exclude Amortization of Goodwill and
      Workforce-in-Place:

    Basic                                                          $.22              $.11             $ .27             $ .09
    Diluted                                                        $.22              $.11             $ .27             $ .09

    WEIGHTED AVERAGE SHARES:

    Basic                                                       102,064            89,139           102,064            89,139
    Diluted                                                     102,271            89,213           102,276            89,139




The following table presents the Endo's unaudited condensed consolidated balance sheet data at June 30, 2002 and December 31, 2001:

                                     Endo Pharmaceuticals Holdings Inc.
                            Condensed Consolidated Balance Sheet Data (unaudited)
                                                     (in thousands)

                                                                                        June 30,             December 31,
                                                                                          2002                   2001
                                                                                          ----                   ----
ASSETS
     Cash and cash equivalents                                                         $151,835                  $95,357
     Other current assets                                                               182,407                  145,568
                                                                                   ------------             ------------
         Total current assets                                                           334,242                  240,925
     Property and equipment, net                                                          9,590                    9,883
      Goodwill                                                                          181,079                  182,318
     Other Intangibles, net                                                              12,125                   12,495
     Deferred income taxes                                                               17,167                   23,420
     Restricted cash                                                                        150                      150
     Other assets                                                                         1,764                    1,804
                                                                                   ------------             ------------
TOTAL ASSETS                                                                           $556,117                 $470,995
                                                                                   ============             ============

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current portion of long-term debt                                                  $94,707                  $91,259
     Other current liabilities                                                          145,421                   84,407
                                                                                   ------------             ------------
         Total current liabilities                                                      240,128                  175,666
     Long-term debt, less current portion                                                     -                        -
     Other liabilities                                                                      217                      207

     Total stockholders' equity                                                         315,772                  295,122
                                                                                   ------------             ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             $556,117                 $470,995
                                                                                   ============             ============




The following table presents condensed consolidated cash flow data for the six months ended June 30, 2002 and June 30, 2001:

                                             Endo Pharmaceuticals Holdings Inc.
                                  Condensed Consolidated Cash Flow Data (unaudited)
                                                     (in thousands)

                                                                                  Six Months Ended
                                                                                      June 30,
                                                                              2002                      2001
                                                                              ----                      ----

Net cash provided by operating activities                                     $64,031                $39,342
Net cash used in investing activities                                           (827)                (2,000)
Net cash used in financing activities                                         (6,726)               (29,511)
                                                                             --------               --------
Net increase in cash and cash equivalents                                     $56,478                 $7,831

Cash and cash equivalents, beginning of period                                $95,357                $59,196
                                                                             --------               --------
Cash and cash equivalents, end of period                                     $151,835                $67,027
                                                                             ========               ========


Effective January 1, 2002, Endo adopted the new goodwill accounting standards and will no longer amortize goodwill and workforce-in-place. The pro forma effect of the adoption of these new accounting standards, including the pro forma effect on income taxes for the three months ended June 30, 2002 and June 30, 2001, is as follows:

                                                                                         (Unaudited)
                                                                                     Three Months Ended
                                                                                          June 30,
                                                                                   2002              2001
                                                                                   ----              ----
                                                                               (in thousands, except per share
                                                                                            data)

Reported net income                                                                $22,001            $2,731
     Add back: Goodwill amortization                                                     -            10,225
     Add back: Amortization of workforce-in-place                                        -             1,487
     Less: Pro forma income tax                                                          -           (4,889)
                                                                                   -------            ------
Adjusted net income                                                                $22,001            $9,554
                                                                                   =======            ======

Basic earnings per share:
Reported net income                                                                   $.22              $.03
     Add back: Goodwill amortization                                                     -               .11
     Add back: Amortization of workforce-in-place                                        -               .02
     Less: Pro forma income tax                                                          -             (.05)
                                                                                   -------            ------
Adjusted net income                                                                   $.22              $.11
                                                                                   =======            ======

Diluted earnings per share:
Reported net income                                                                   $.22              $.03
     Add back: Goodwill amortization                                                     -               .11
     Add back: Amortization of workforce-in-place                                        -               .02
     Less: Pro forma income tax                                                          -             (.05)
                                                                                   -------            ------
Adjusted net income                                                                   $.22              $.11

                                                                                   =======            ======

Effective January 1, 2002, Endo adopted the new goodwill accounting standards and will no longer amortize goodwill and workforce-in-place. The pro forma effect of the adoption of these new accounting standards, including the pro forma effect on income taxes for the six months ended June 30, 2002 and June 30, 2001, is as follows:

                                                                                         (Unaudited)
                                                                                      Six Months Ended
                                                                                          June 30,
                                                                                   2002              2001
                                                                                   ----              ----
                                                                               (in thousands, except per share
                                                                                            data)

Reported net income (loss)                                                         $27,377         $(11,507)
     Add back: Goodwill amortization                                                     -            20,450
     Add back: Amortization of workforce-in-place                                        -             2,974
     Less: Pro forma income tax                                                          -           (3,935)
                                                                                   -------            ------
Adjusted net income                                                                $27,377            $7,982
                                                                                   =======            ======

Basic earnings (loss) per share:
Reported net income (loss)                                                            $.27            $(.13)
     Add back: Goodwill amortization                                                     -               .23
     Add back: Amortization of workforce-in-place                                        -               .03
     Less: Pro forma income tax                                                          -             (.04)
                                                                                   -------            ------
Adjusted net income                                                                   $.27              $.09
                                                                                   =======            ======

Diluted earnings (loss) per share:
Reported net income (loss)                                                            $.27            $(.13)
     Add back: Goodwill amortization                                                     -               .23
     Add back: Amortization of workforce-in-place                                        -               .03
     Less: Pro forma income tax                                                          -             (.04)
                                                                                   -------            ------
Adjusted net income                                                                   $.27              $.09
                                                                                   =======            ======



Definition of Consolidated EBITDA

Endo's amended and restated credit facility defines consolidated EBITDA as consolidated net income for the applicable period plus, without duplication and to the extent deducted from revenues in determining consolidated net income for that period, the sum of (a) the aggregate amount of consolidated cash interest expense for the period, (b) the aggregate amount of letter of credit fees paid during the period, (c) the aggregate amount of income tax expense for the period, (d) all amounts attributable to depreciation and amortization for the period, (e) all extraordinary and non-recurring charges during the period (provided that the amount of charges added to consolidated net income pursuant to this clause (e) that are incurred in connection with any transfer of manufacturing operations shall not exceed $10 million during any fiscal year of Endo or $20 million in the aggregate) and (f) all other non-cash charges during the period; and minus, without duplication and to the extent added to revenues in determining consolidated net income for such period, the sum of (i) all extraordinary gains during the period and (ii) all other non-cash gains during such period, all as determined on a consolidated basis with respect to Endo and its subsidiaries in accordance with generally accepted accounting principles.

Operating Income (Loss) to Consolidated EBITDA Reconciling Items:

Non-cash manufacturing charges reflect the present value of non-interest bearing promissory notes issued annually to Bristol-Myers Squibb Pharma Company ("BMS") (formerly the DuPont Pharmaceuticals Company) over the initial five-year term of the manufacturing and supply agreement with BMS. Non-recurring manufacturing transfer costs represent the costs incurred to transfer certain products from BMS to alternative manufacturers. Endo anticipates incurring these costs during 2002 and 2003.


                                    - XXX -